SCHEDULE 14A INFORMATION
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Aastrom Biosciences, Inc.
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October [  ], 2009

Dear Shareholder:

Please join us for our Annual Meeting of Shareholders on Monday, December 14, 2009 at 4:00 p.m. (EST), at Aastrom’s offices, 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan 48105. You are cordially invited to attend.

The Annual Meeting of Shareholders will be webcast live for those who are unable to attend in person. To access the webcast of the meeting please visit our website at www.aastrom.com and follow the link provided on the Calendar of Events in our News section.

The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the meeting.

Your vote is important. Please use this opportunity to take part in the affairs of Aastrom Biosciences by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the Annual Meeting of Shareholders in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

A copy of Aastrom’s 2009 Annual Report is also enclosed for your information. At the Annual Meeting, we will review Aastrom’s activities over the past year and our plans for the future. The Board of Directors and management team look forward to seeing you at the Annual Meeting.

Sincerely,

George W. Dunbar, Jr.
President, Chief Executive Officer and
Chief Financial Officer

AASTROM BIOSCIENCES, INC.
24 Frank Lloyd Wright Drive, Lobby K
Ann Arbor, MI 48105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 14, 2009

TIME	4:00 p.m. (Eastern Standard Time) on Monday, December 14, 2009

PLACE	Aastrom Biosciences Corporate Office
24 Frank Lloyd Wright Drive, Lobby K
Ann Arbor, MI 48105

ITEMS OF BUSINESS	1. To elect five directors to each serve a term of one year expiring at the 2010 Annual Meeting of Shareholders.

2. To approve an amendment to our Restated Articles of Incorporation, as amended, to increase the authorized shares of common stock from 250,000,000 to 500,000,000.

3. To approve the grant of discretionary authority to Aastrom’s Board of Directors to amend Aastrom’s Restated Articles of Incorporation to effect a reverse stock split of Aastrom’s issued and outstanding common stock at any time within four months after the date shareholder approval is obtained regarding the reverse stock split, at any whole number ratio between one for five and one for eight, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors (the “Reverse Stock Split”). The Reverse Stock Split will not occur unless the Board of Directors determines that it is in the best interests of Aastrom and its shareholders to implement the Reverse Stock Split.

4. To consider and approve the 2009 Omnibus Incentive Plan.

5. To ratify the appointment of PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm.

6. To consider such other business as may properly come before the Annual Meeting of Shareholders and any adjournment thereof.

RECORD DATE	You may vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on October 26, 2009.

VOTING BY PROXY	If you cannot attend the Annual Meeting of Shareholders, you may vote your shares over the internet or by telephone, or by completing and promptly returning the enclosed proxy card in the envelope provided. Internet and telephone voting procedures are on your proxy card.

ANNUAL REPORT	Aastrom’s 2009 Annual Report accompanies this Notice of Annual Meeting of Shareholders.

By order of the Board of Directors,

Julie A. Caudill
Corporate Secretary

Ann Arbor, Michigan
October [  ], 2009

AASTROM BIOSCIENCES, INC.
24 Frank Lloyd Wright Drive, Lobby K
Ann Arbor, Michigan 48105

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of Aastrom Biosciences, Inc., a Michigan corporation, for use at the Annual Meeting of Shareholders to be held December 14, 2009, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is October [  ], 2009, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders. Unless the context requires otherwise, references to “we,” “us,” “our,” and “Aastrom” refer to Aastrom Biosciences, Inc.

GENERAL INFORMATION ABOUT THE MEETING, SOLICITATION AND VOTING

Annual Report.  An annual report for the fiscal year ended June 30, 2009, is enclosed with this Proxy Statement.

What am I voting on?

There are five proposals scheduled to be voted on at the Annual Meeting of Shareholders:

•	Election of directors;

•	Approval to amend Aastrom’s Restated Articles of Incorporation, as amended (the “Articles”), to increase the number of authorized shares of our common stock from 250,000,000 to 500,000,000;

•	Approval to grant discretionary authority to Aastrom’s Board of Directors to amend Aastrom’s Articles to effect a reverse stock split of Aastrom’s issued and outstanding common stock at any time within four months after the date shareholder approval is obtained regarding the reverse stock split, at any whole number ratio between one for five and one for eight, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors (the “Reverse Stock Split”). The Reverse Stock Split will not occur unless the Board of Directors determines that it is in the best interests of Aastrom and its shareholders to implement the Reverse Stock Split;

•	Approval of the 2009 Omnibus Incentive Plan; and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm for fiscal year 2010.

Who is entitled to vote?

Shareholders as of the close of business on October 26, 2009 (the “Record Date”) may vote at the Annual Meeting of Shareholders. You have one vote for each share of common stock you held on the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”); and

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

A majority of the outstanding shares entitled to vote, present or represented by proxy, constitutes a quorum for the Annual Meeting of Shareholders. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” (see below) are also counted as present and entitled to vote for purposes of determining a quorum. On the Record Date, [          ] shares of Aastrom common stock were outstanding and entitled to vote.

How many votes are required to approve each proposal?

The following explains how many votes are required to approve each proposal, provided that a majority of our shares is present at the Annual Meeting of Shareholders (in person or by proxy).

•	The five candidates for election who receive a plurality vote in the affirmative will be elected;

•	Approval of the proposal to increase the number of authorized shares of our common stock requires the affirmative vote of a majority of all outstanding shares of common stock (in person or by proxy);

•	Approval of the proposal to effect the Reverse Stock Split requires the affirmative vote of a majority of all outstanding shares of common stock (in person or by proxy);

•	Approval of the 2009 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal; and

•	Ratifying PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm for fiscal year 2010 requires the affirmative vote of a majority of the votes cast on the proposal.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you abstain from voting on the proposal to approve the increase in the number of authorized shares of our common stock or the Reverse Stock Split, it will have the same effect as a vote AGAINST the proposal. If you abstain from voting on the proposals to approve the 2009 Omnibus Incentive Plan or to ratify PricewaterhouseCoopers LLP it has no effect on the voting of the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” each director nominee and “FOR” the other proposals.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Annual Meeting of Shareholders, but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter. Pursuant to applicable rules, brokers will have discretionary authority to vote on the proposal to elect directors, increase the number of authorized shares of our common stock, approve the Reverse Stock Split and ratify the appointment of PricewaterhouseCoopers LLP. Pursuant to applicable rules, brokers will not have discretionary authority to vote on the proposal to approve the 2009 Omnibus Incentive Plan.

How does the Board recommend that I vote?

Aastrom’s Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	“FOR” the approval to increase the number of authorized shares of our common stock;

•	“FOR” the approval of the Reverse Stock Split;

•	“FOR” the approval of the 2009 Omnibus Incentive Plan; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Aastrom’s independent registered public accounting firm for fiscal year 2010.

How do I vote my shares without attending the meeting?

If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

•	By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you need not return your proxy card.

•	By Mail — You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Standard Time, on December 13, 2009.

How do I vote my shares in person at the meeting?

If you are a shareholder of record (also referred to as “registered shareholder”) and prefer to vote your shares at the meeting, bring the enclosed proxy card or proof of identification. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted even if you are unable to attend the meeting.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card or, if you vote by internet or telephone, vote once for each proxy card you receive.

May I change my vote?

Yes. Whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to the Corporate Secretary of Aastrom;

•	Voting by internet or telephone at a later time;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting of Shareholders.

Can I receive future proxy materials electronically?

Yes. If you are a shareholder of record, you may elect to receive future proxy statements and annual reports online as described in the next paragraph. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future.

Whether you hold shares registered directly in your name, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

•	Go to our website at www.aastrom.com;

•	Click on Investors;

•	In the Shareholder Services section, click on Shareholder Electronic Delivery; and

•	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year’s annual report and proxy materials at www.aastrom.com/annuals.cfm.

What are the costs and benefits of electronic delivery of Annual Meeting of Shareholders materials?

There is no cost to you for electronic delivery. You may incur the usual expenses associated with internet access as charged by your internet service provider. Electronic delivery ensures quicker delivery, allows you to print the materials at your computer should you choose to do so, and makes it convenient to vote your shares online. Electronic delivery also saves Aastrom significant printing, postage and processing costs.

What are the costs associated with the solicitation of proxies?

The cost of soliciting proxies will be borne by Aastrom. Aastrom has retained Broadridge Financial Solutions (“Broadridge”) to solicit registered shareholders and to request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Aastrom registered in the names of such persons, at a cost of approximately $75,000, which includes mailing costs and reimbursement of reasonable out-of-pocket expenses. Aastrom may supplement the original solicitation of proxies by mail, telephone, electronic mail or personal solicitation by our officers, directors, and other regular employees, without additional compensation. Aastrom has retained MacKenzie Partners to assist us in the solicitation, of proxies, if required, at a cost of approximately $4,000, plus reimbursement of their reasonable out-of-pocket expenses. Voting results will be tabulated and certified by Broadridge. Aastrom may solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Aastrom registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Aastrom may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

The persons named below are nominees for director to each serve a term of one year expiring at the 2010 Annual Meeting of Shareholders.

Our Bylaws provide that the Board will consist of not less than five nor more than nine members, as fixed from time to time by a resolution of the Board. All directors will be elected annually. The Board currently consists of six directors. However, Stephen G. Sudovar, who has served as a director since 2006, has announced that he does not intend to stand for re-election at the 2009 Annual Meeting of Shareholders.

The table below sets forth Aastrom’s directors and their respective ages as of September 30, 2009, other than Mr. Sudovar:

			Director
Name	Position With Aastrom	Age	Since

George W. Dunbar	President, CEO, CFO and Director	63	2006
Timothy M. Mayleben	Director	49	2005
Alan L. Rubino	Director	55	2005
Nelson M. Sims	Director; Chairman	62	2006
Robert L. Zerbe	Director	58	2006

Nominees for election at the 2009 Annual Meeting of Shareholders

George W. Dunbar has served as President and Chief Executive Officer and as a Director since July 2006 and as Chief Financial Officer since July 2008. In September 2009, it was announced that, immediately after the upcoming Annual Meeting of Shareholders, Mr. Dunbar will step down as President, Chief Executive Officer and Chief Financial Officer of Aastrom and is expected to assume the role of Chairman of the Board. In this role he will continue to advise the Company on key financial and strategic development initiatives. He has more than thirty years of experience in the healthcare field, including the biotech, pharmaceutical, diagnostic and device sectors. During this period, he has spent more than eighteen years as a chief executive officer of established and early-stage healthcare companies. From 2004 through 2005, he was the Chief Executive Officer of Quantum Dot Corporation. From 2003 through 2004 he was Chief Executive Officer of Targesome, Inc. and also served on the Business Advisory Board of Ulteria Capital Ltd. From 2001 through 2002, Mr. Dunbar was Chief Executive Office of Epic Therapeutics. Prior to 2001, he served at various times as Chief Executive Officer of Cytotherapeutics, Stem Cells, Inc. and Metra Biosystems, and in management positions with the Ares-Serono Group and Amersham International. Mr. Dunbar received a B.S. in Electrical Engineering and an MBA from Auburn University. Mr. Dunbar currently serves on the board of directors of Accuri Cytometers, Inc., as well as on the MBA Advisory Board of the Auburn University College of Business.

Timothy M. Mayleben, a Director since June 2005, has been an advisor to life science and healthcare companies through his advisory and investment firm, ElMa Advisors since 2004. In September 2009, it was announced that Mr. Mayleben will become the new Chief Executive Officer, President and Chief Financial Officer of Aastrom immediately after the upcoming Annual Meeting of Shareholders. Previously, he served as the President and Chief Operating Officer and a Director of NightHawk Radiology Holdings, Inc. from March 2005 to March 2008. Mr. Mayleben was formerly the Chief Operating Officer of Esperion Therapeutics, which later became a division of Pfizer Global Research & Development. He joined Esperion in late 1998 as Chief Financial Officer. While at Esperion, Mr. Mayleben led the raising of more than $200 million in venture capital and institutional equity funding and later negotiated the acquisition of Esperion by Pfizer in December 2003. Prior to joining Esperion, Mr. Mayleben held various senior and executive management positions at Transom Technologies, Inc., now part of Electronic Data Systems, Inc., and Applied Intelligent Systems, Inc., which was acquired by Electro-Scientific Industries, Inc. in 1997. Mr. Mayleben holds a Masters of Business Administration, with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a Bachelor of Business Administration degree from the University of Michigan Ross Business School. He is on the Advisory Board for the Wolverine Venture Fund and serves as a director for several private life science companies.

Alan L. Rubino, a Director since September 2005, is the Chief Executive Officer and President of Akrimax Pharmaceuticals, Inc. since February 2008. Prior to this he served as President and Chief Operating Officer of Pharmos Corporation from November 2005 to December 2007. Mr. Rubino has continued to expand upon a highly successful and distinguished career that included Hoffmann-LaRoche, Inc. from 1977 to 2001, where he was a member of the U.S. Executive and Operating Committees and an SEC corporate officer. During his Roche tenure, he held a series of key executive positions in marketing, sales, business operations, supply chain and human resource management. In addition, he was assigned to various executive committee roles in the areas of marketing, project management, and globalization of Roche Holdings. Mr. Rubino also held senior executive positions at PDI, Inc. and Cardinal Health from 2001 to 2005. He received Bachelor of Arts degree in economics from Rutgers University with a minor in biology/chemistry and also completed post-graduate educational programs at the University of Lausanne and Harvard Business School. Additionally, he serves on the Board of Rutgers University School of Business and the Lerner Center for Pharmaceutical Studies.

Nelson M. Sims, Chairman since November 2007 and a Director since February 2006, has over 30 years of experience in senior management of companies in the pharmaceutical industry. In September 2009, it was announced that Mr. Sims is expected to assume the role of Lead Director after the upcoming Annual Meeting of Shareholders. From 2003 through 2005, he served as President and Chief Executive Officer of Novavax, Inc., a specialty biopharmaceutical company. From 1973 through 2001, he served in various executive positions in sales, marketing, business development, and general management of Eli Lilly and Company, including Executive Director of Alliance Management, Vice President, Sales and Marketing at Hybritech, Inc., and President of Eli Lilly Canada. Mr. Sims received a Bachelor of Science degree in Pharmacy from Southwestern Oklahoma State University and completed the Tuck Executive Program at the Amos Tuck School of Business at Dartmouth College. He has served on the board of directors for numerous biotech and life science companies.

Robert L. Zerbe, M.D., a Director since January 2006, is the Chief Executive Officer of QUATRx Pharmaceuticals Company, a venture-backed drug development company which he co-founded in 2000. Prior to this, Dr. Zerbe held several senior executive management positions with major pharmaceutical companies including Eli Lilly (from 1982 to 1993) and Pfizer (formerly Parke-Davis) (from 1993 to 2000). During his tenure at Eli Lilly, Dr. Zerbe’s clinical research and development positions included Managing Director, Lilly Research Center U.K., and Vice President of Clinical Investigation and Regulatory Affairs. He joined Parke-Davis in 1993, becoming Senior Vice President of Worldwide Clinical Research and Development. In this capacity he led the clinical development programs for a number of key products, including Lipitor® and Neurontin®. Dr. Zerbe received his M.D. from the Indiana University School of Medicine, and has completed post-doctoral work in internal medicine, endocrinology and neuroendocrinology at Indiana University and the National Institutes of Health. He also serves on the boards of A.P. Pharma, Inc. and Metabolex.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a plurality of the total shares of common stock represented in person or by proxy and entitled to vote is required for the election of each of the nominees. It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of all nominees named in the proxy card, unless otherwise directed by the shareholder. While the Board has no reason to believe that any of the persons named will not be available as a candidate, if such a situation arises, the proxy will be voted to elect such other person as determined in the discretion of the proxies named on the enclosed proxy card. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” each director nominee.

The Board of Directors recommends that shareholders vote to elect each of the nominees named in the above table.

Board Meetings and Committees

During the fiscal year ended June 30, 2009, the Board of Directors held 7 meetings. Each director serving on the Board of Directors in fiscal year 2009 attended at least 75% of such meetings of the Board of Directors and the Committees on which he or she served.

Audit Committee

The Audit Committee’s function is to review with Aastrom’s independent accountants and management the annual financial statements and independent accountants’ opinion, review the scope and results of the examination of Aastrom’s financial statements by the independent accountants, review all professional services performed and related fees by the independent accountants, approve the retention of the independent accountants and periodically review Aastrom’s accounting policies and internal accounting and financial controls. Timothy M. Mayleben and Stephen G. Sudovar were members of the Audit Committee for the entire fiscal year 2009; Alan L. Rubino was a member of the Audit Committee from July 2008 to October 2008 when Nelson M. Sims replaced him on the committee. Robert L. Zerbe joined the Audit Committee in September 2009 when Timothy M. Mayleben resigned from the committee upon his agreement on September 3, 2009 to assume the roles of Chief Executive Officer, President and Chief Financial Officer immediately after the Company’s upcoming Annual Meeting of Shareholders. During the fiscal year ended June 30, 2009, the Audit Committee held 4 meetings. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules). During the fiscal year, Mr. Mayleben was appointed Chair of the Audit Committee and was designated as an audit committee financial expert as defined in the rules of the Securities and Exchange Commission (the “SEC”). As of September 2009, Mr. Sims was appointed the Chair of the Audit Committee and has been designated as an audit committee financial expert as defined in the rules of the SEC. The Audit Committee acts pursuant to a written charter, which is available at the Company’s website, www.aastrom.com. For additional information concerning the Audit Committee, see “Report of the Audit Committee of the Board of Directors.”

Compensation Committee

The Compensation Committee’s function is to review and recommend to the full board salary and bonus levels and stock option or restricted stock grants with respect to executive officers, and to review and approve stock option or restricted stock grants with respect to all employees. Alan L. Rubino was the Chair and a member of the Compensation Committee for fiscal year 2009. Susan L. Wyant and Timothy M. Mayleben were members of the Compensation Committee from July 2008 to October 2008 when Stephen G. Sudovar and Robert L. Zerbe replaced them on the committee. During the fiscal year ended June 30, 2009, the Compensation Committee held 3 meetings. All members of the Company’s Compensation Committee are independent (as independence is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules). The Compensation Committee acts pursuant to a written charter, which is available at the Company’s website, www.aastrom.com. For additional information concerning the Compensation Committee, see “Report of the Compensation Committee of the Board of Directors on Executive Compensation” and “Executive Compensation and Other Matters.”

Corporate Governance and Nominating Committee

The function of the Corporate Governance and Nominating Committee (the “Governance Committee”) is to assist Aastrom’s Board of Directors in fulfilling its responsibilities by reviewing and reporting to the Board of Directors on (i) corporate governance compliance mechanisms, (ii) corporate governance roles amongst management and directors, and (iii) Board of Directors process enhancement. This committee also considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates. Consistent with this function, the Governance Committee encourages continuous improvement of, and fosters adherence to, the Company’s corporate governance policies, procedures and practices at all levels. Robert L. Zerbe was the Chair and a member of the Governance Committee for fiscal year 2009. Susan L. Wyant and Stephen G. Sudovar were members of the Governance Committee from July 2008 to October 2008 when Nelson M. Sims and Alan L. Rubino replaced them on the committee. During the fiscal year ended June 30, 2009, the Governance Committee held 2 meetings. All the members of the Governance Committee are independent (as independence is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules). The Governance Committee acts pursuant to a written charter which is available at the Company’s website, www.aastrom.com.

Director Nominations

The Governance Committee evaluates and recommends to the Board of Directors the nominees for each election of directors. In fulfilling its responsibilities, the Governance Committee considers the following factors:

•	the appropriate size of the Company’s Board and its committees

•	the needs of the Company with respect to the particular talents and experience of its directors

•	the nominee’s interest in becoming an effective, collaborative Board member, and the nominee’s ability to work in a collegial style with other Board members

•	the knowledge, skills and experience of nominees, including experience in the life sciences industry, medical products, medical research, medicine, business, finance, administration or public service

•	experience with accounting rules and practices

•	experience with regulatory and SEC requirements applicable to public companies

•	experience with regulatory requirements applicable to the Company’s industry

•	appreciation of the relationship of the Company’s business to the changing needs of society

•	balance between the benefit of continuity and the desire for a fresh perspective provided by new members

The Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees. However, the Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least a majority of the members of the Board must meet the definition of “independent director” under NASDAQ listing standards or the listing standards of any other applicable self regulatory organization. The Governance Committee also believes it appropriate for at least one member of the Company’s management to participate as a member of the Board.

The Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board up for re-election at an upcoming annual meeting of shareholders does not wish to continue in service, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board will be polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. If the Governance Committee believes that the Board requires additional candidates for nomination, the Governance Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Governance Committee will evaluate any recommendation for director nominee proposed by a shareholder who (i) has continuously held at least 1% of the outstanding shares of the Company’s common stock entitled to vote at the annual meeting of shareholders for at least one year by the date the shareholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. In order to be evaluated in connection with the Company’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a qualifying shareholder must be received by the Company no later than 120 days prior to the anniversary of the date proxy statements were mailed to shareholders in connection with the prior year’s Annual Meeting of Shareholders. Any shareholder recommendation for director nominee must be submitted to the Corporate Secretary, in writing at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan 48105 and must contain the following information:

•	a statement by the shareholder that he/she is the holder of at least 1% of the Company’s common stock and that the stock has been held for at least a year prior to the date of the submission and that the shareholder will continue to hold the shares through the date of the Annual Meeting of Shareholders,

•	the candidate’s name, age, contact information and current principal occupation or employment,

•	a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including the candidate’s principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed, and

•	the candidate’s resume.

The Governance Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying shareholders in the same manner, using the criteria stated above.

All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.

Shareholder Communications with Directors

The Board has adopted a Shareholder Communications with Directors Policy. The Shareholder Communications with Directors Policy is available on the Company’s website, www.aastrom.com.

Director Attendance at Annual Meetings

The Board has adopted a Director Attendance at Annual Meetings Policy. This policy is available on the Company’s website, www.aastrom.com. All of the directors then in office, with the exception of Susan L. Wyant, attended the Annual Meeting of Shareholders held in October 2008.

Code of Ethics

The Board has adopted a Code of Ethics that applies to all of our employees, officers and directors. The Code of Ethics is available at the Company’s website, www.aastrom.com.

Board Member Independence

The Board has determined that all of the Board members, except for Mr. Dunbar and Mr. Mayleben, are “independent” as independence is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Mr. Dunbar is not considered independent because of his current employment by the Company. Mr. Mayleben is no longer considered independent because it is expected he will be assuming the roles of Chief Executive Officer, President and Chief Financial Officer immediately after the Company’s upcoming Annual Meeting of Shareholders.

PROPOSAL 2

PROPOSAL TO AMEND THE ARTICLES
TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Our Board of Directors is proposing to amend our Articles to increase the number of shares of authorized common stock from 250,000,000 shares to 500,000,000 shares. If the amendment is approved by our shareholders, the amendment will become effective upon the filing of a certificate of amendment with the Michigan Department of Labor and Economic Growth, Bureau of Commercial Services, which filing is expected to occur promptly after shareholder approval of this proposal.

Purpose and Effect of the Amendment

The principal purpose of the proposed amendment to the Articles is to authorize additional shares of common stock that will be available to raise additional capital through the sale of such common stock and to incentivize employees through the issuance of stock incentives. In addition, the additional authorized shares will be available in the event the Board of Directors determines that it is necessary or appropriate to use common stock to acquire another company or its assets, to establish strategic relationships with corporate partners or for other corporate purposes. As of September 30, 2009, the Company had 30,144,645 shares of common stock that were authorized but not issued or reserved for certain purposes. The limited number of available shares has made it difficult for the Company to raise necessary capital and be responsive to potential investors. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking shareholder approval in connection with the contemplated issuance of common stock. If the amendment is approved by our shareholders, the Board does not intend to solicit further shareholder approval prior to any particular issuance of any additional shares of common stock, except as may be required by applicable law.

The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders. To the extent that additional authorized shares are issued in the future, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. Holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

The additional shares of common stock to be authorized pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under the Articles. Although we do anticipate raising additional capital through future issuances and sales of shares of our common stock, we do not have any specific current intentions, plans, arrangements, commitments or understandings to issue any shares of our common stock except in connection with our existing stock option and award plans.

In the event that our shareholders approve this Proposal and Proposal No. 3 discussed below granting the Board the authority to effect a Reverse Stock Split and the Board elects to effect the Reverse Stock Split, the number of shares of authorized common stock following the Reverse Stock Split will be proportionally reduced.

Vote Required and Board of Director’s Recommendation

The affirmative vote of a majority of our outstanding shares of common stock is required for approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” this Proposal.

The Board of Directors believes that the proposed amendment of the Articles is in the best interest of the shareholders and the Company for the reasons stated above.

Therefore, the Board of Directors unanimously recommends a vote “FOR” approval of this proposal to allow for an amendment of the Company’s Articles to increase the number of authorized shares of common stock to 500,000,000 shares.

PROPOSAL 3

PROPOSAL TO APPROVE THE GRANT OF DISCRETIONARY AUTHORITY TO
AASTROM’S BOARD OF DIRECTORS TO AMEND AASTROM’S ARTICLES TO
EFFECT A REVERSE STOCK SPLIT OF AASTROM’S ISSUED AND OUTSTANDING
COMMON STOCK AT ANY TIME WITHIN FOUR MONTHS AFTER THE DATE
SHAREHOLDER APPROVAL IS OBTAINED REGARDING THE REVERSE STOCK
SPLIT, AT ANY WHOLE NUMBER RATIO BETWEEN ONE
FOR FIVE AND ONE FOR EIGHT, WITH THE EXACT EXCHANGE RATIO AND TIMING OF THE
REVERSE STOCK SPLIT (IF AT ALL) TO BE DETERMINED AT THE DISCRETION
OF THE BOARD OF DIRECTORS

General

Our Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the shareholders for their approval a proposal to grant discretionary authority to Aastrom’s Board of Directors to amend Aastrom’s Articles to effect a Reverse Stock Split of Aastrom’s issued and outstanding common stock at any time within four months after the date shareholder approval is obtained regarding the Reverse Stock Split, at any whole number ratio between one for five and one for eight, with the exact exchange ratio and timing of the Reverse Stock Split (if at all) to be determined at the discretion of the Board of Directors.

If this proposal is approved by Aastrom’s shareholders, Aastrom’s Board of Directors will be granted the discretionary authority to select any whole number ratio between one for five and one for eight for the Reverse Stock Split, and will be authorized to effect the Reverse Stock Split at any time within four months after the date shareholder approval is obtained, with the exact exchange ratio and timing (if at all) to be determined at the discretion of the Board of Directors. Our Board’s decision whether or not (and when) to effect the Reverse Stock Split (and at what whole number ratio to effect the Reverse Stock Split) will be based on a number of factors, including market conditions, existing and anticipated trading prices for our common stock and the continued listing requirements of the NASDAQ Capital Market.

Shareholder approval is being sought to effect the Reverse Stock Split at any whole number ratio between one for five and one for eight in order to provide Aastrom’s Board of Directors with the flexibility to determine the ultimate exchange ratio of the Reverse Stock Split, based upon the best interests of the Company and its shareholders.

If the shareholders approve the Reverse Stock Split, Aastrom reserves the right not to effect the Reverse Stock Split if, subsequently, our Board of Directors does not deem it to be in the best interests of Aastrom and its shareholders. If approved by our shareholders and assuming our Board of Directors determines the Reverse Stock Split to be in the best interests of Aastrom and its shareholders, it is our intention that the Reverse Stock Split would be effected within four months after the date shareholder approval is obtained (if at all).

The amendment to our Articles relating to this Proposal is attached to this proxy statement as APPENDIX I. The form of the proposed amendment to effect the Reverse Stock Split, as more fully described below, will effect the Reverse Stock Split but will not change the number of authorized shares of common stock or preferred stock.

Purpose

We are asking shareholders to approve this Proposal for the following reasons:

Maintain NASDAQ Capital Market Listing.  Our common stock trades on the NASDAQ Capital Market. Our common stock has had a closing bid price below the $1.00 minimum closing bid since December 20, 2007.

On October 2, 2009, we received a delisting determination letter from the NASDAQ Stock Market indicating that because we have not complied with one of the continued listing standards set forth in NASDAQ Marketplace Rule 5550(a)(2), and our compliance period including extensions had ended, the delisting process would commence. We have appealed the determination to a NASDAQ Listing Qualifications Panel by requesting an oral hearing. Our request for a hearing allows us to remain listed on the NASDAQ Capital Market pending the decision of the NASDAQ Hearing Panel.

While we intend to present several factors for the Hearing Panel to consider, including, but not limited to: potential clinical data milestones and key financial and strategic initiatives that we believe may impact our bid price, as well as the overall state of the equity markets, we will also propose to effect, if necessary, a near-term Reverse Stock Split to regain compliance with the bid price requirement. NASDAQ guidance states that companies failing to meet the bid price requirement should include the implementation of a reverse stock split in the near term in a compliance plan.

We can regain compliance with the minimum closing bid price rule if the bid price of our common stock closes at $1.00 or higher for a minimum of ten consecutive business days, although NASDAQ may, in its discretion, require us to maintain a minimum closing bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that we have demonstrated the ability to maintain long-term compliance.

We believe that approval of this Proposal would provide us with the ability to meet the continued listing requirements for the NASDAQ Capital Market. We do not believe that having our common stock delisted from the NASDAQ Capital Market is desirable because, among other things, it could reduce the liquidity of our common stock. Even if our common stock’s closing bid price satisfies the minimum closing bid price rule prior to approval of this Proposal, we may still effect the Reverse Stock Split if shareholders approve this Proposal and our Board of Directors determines that effecting the Reverse Stock Split would be in the best interests of Aastrom and its shareholders.

Financing.  By preserving our NASDAQ Capital Market listing, we can continue to consider and pursue the widest possible range of future financing options to support our ongoing cardiovascular clinical development programs. Our U.S. Phase II IMPACT-DCM clinical trial is evaluating the surgical delivery of our proprietary autologous cells (Cardiac Repair Cells — CRCs) directly into the human heart muscle for the treatment of congestive heart failure associated with dilated cardiomyopathy (DCM) in both ischemic and non-ischemic patients. We are also intend to expand our ongoing cardiac clinical program to evaluate CRCs in the treatment of severe heart failure patients using a catheter-based approach for the delivery of CRCs. Our U.S. Phase IIb RESTORE-CLI clinical trial is evaluating the use of our Vascular Repair Cells (VRCs) in the treatment of patients suffering from critical limb ischemia (CLI), the end stage of peripheral arterial disease (PAD). To move our products through the clinical, regulatory and reimbursement processes, we will need to raise additional money.

Being listed on a national securities exchange such as the NASDAQ Capital Market, NYSE or NYSE Amex is valued highly by long-term investors such as large institutions that we are trying to attract. A listing on a national securities exchange also has the potential to create better liquidity and reduce volatility for buying and selling shares of stock.

Increase Our Common Stock Price to a Level More Appealing for Investors.  We believe that the Reverse Stock Split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the Reverse Stock Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split, may encourage further interest and trading in our common stock and thus possibly promote greater liquidity for our shareholders, thereby resulting in a broader market for our common stock than that which currently exists.

Certain Risks Associated with the Reverse Stock Split

We cannot assure you that the market price per each share of our common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. For example, using the closing price of our common stock on September 30, 2009 of $0.43 per share as an example, if our Board of Directors were to implement the Reverse Stock Split at a one for six ratio, we cannot assure you that the post-split market price of our common stock would be or would remain at a price of 6 times greater than $0.43, or $2.58 ($0.43 x 6). In many cases, the market price of a company’s shares declines after a reverse stock split. Thus, while our stock price might meet the NASDAQ Stock Market’s continued listing requirements for the NASDAQ Capital Market initially, we cannot assure you that it would continue to do so.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

We also cannot assure you that the Reverse Stock Split will result in per share stock prices that will attract additional investors or increase analyst coverage.

Shareholders who otherwise would be entitled to receive fractional shares will only be entitled to a cash payment in lieu of such shares and will no longer have any rights as a shareholder with respect to the shares of common stock that would have been exchanged for such fractional shares.

This proxy statement includes forward-looking statements, including statements regarding our intent to solicit approval of the Reverse Stock Split, the timing and ratio of the Reverse Stock Split and the potential benefits of the Reverse Stock Split, including, but not limited to, the duration and amount of any increase in our common stock price resulting from the Reverse Stock Split and any related increase in investors or analyst coverage. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “estimates,” “plans,” “projects,” “trends,” “opportunity,” “comfortable,” “current,” “intention,” “position,” “assume,” “potential,” “outlook,” “remain,” “continue,” “maintain,” “sustain,” “seek,” “achieve,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. These risks include, but are not limited to, risks relating to the volatility of our stock price, general market and economic conditions, the future growth of our business, the nature of our shareholders and potential shareholders, and unexpected delays in preparing, filing and mailing definitive proxy materials for the Reverse Stock Split. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement and other risk factors that could affect our business, including the risk factors described in the “Risk Factors” sections in our filings with the SEC, including our Annual Report on Form 10-K for the year ended June 30, 2009.

Because the factors referred to in the preceding paragraph could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements we make, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Principal Effects of the Reverse Stock Split

If the shareholders approve this Proposal to authorize our Board of Directors to implement the Reverse Stock Split and our Board of Directors decides to implement the Reverse Stock Split, we will amend the existing provision of our Articles relating to our authorized capital to add the following paragraph at the end thereof:

“Effective at 5:00 p.m. (EST/EDT), Detroit, Michigan time on the date of filing of the Certificate of Amendment with the State of Michigan, every [five] ... [eight] outstanding shares of Common Stock will be combined into and automatically become one share of outstanding Common Stock of the Corporation. The Corporation will not issue fractional shares on account of the foregoing Reverse Stock Split; all shares that are held by a shareholder as of the effective date hereof shall be aggregated and each fractional share resulting from the Reverse Stock Split after giving effect to such aggregation shall be cancelled.

In lieu of any interest in a fractional share to which a shareholder would otherwise be entitled as a result of the Reverse Stock Split, such shareholder will be paid a cash amount for such fractional shares equal to the product obtained by multiplying (a) the fraction to which the shareholder would otherwise be entitled by (b) the per share closing price of the Corporation’s Common Stock on the trading day immediately prior to the effective time of the Reverse Stock Split, as such price is reported on the NASDAQ Capital Market.”

“The number of authorized shares of common stock shall be reduced to [100,000,000]...[31,250,000] by virtue of the Certificate of Amendment.”

In the event that Proposal 2 has been approved and effected increasing our authorized shares of common stock, the number of authorized shares of our common stock shall be proportionately reduced by the amount of the Reverse Stock Split that is effected.

The Reverse Stock Split will be effected simultaneously for all of our then-existing common stock (the “Old Shares”) and the exchange ratio will be the same for all of our shares of issued and outstanding common stock. The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share. Shares of common stock issued pursuant to the Reverse Stock Split (the “New Shares”) will remain fully paid and nonassessable. The Reverse Stock Split will not affect our continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. The information in the following table is based on 171,524,936 shares of common stock issued and outstanding as of September 30, 2009.

				Post-Split
	Percentage			Common Stock
	Reduction	Common Stock	Common Stock	Authorized but
	in the	Outstanding	Authorized	Unissued
	Outstanding	after the	after the	after the
	Shares of	Reverse	Reverse	Reverse
Proposed Reverse Stock Split	Common Stock	Stock Split	Stock Split(1)	Stock Split

1 for 5	80%	34,304,987	50,000,000	15,695,031
1 for 6	83%	28,587,489	41,666,666	13,079,177
1 for 7	86%	24,503,562	35,714,285	11,210,723
1 for 8	88%	21,440,617	31,250,000	9,809,383

(1)	The common stock authorized does not reflect the amendment to the Articles to increase the number of authorized common stock as proposed in Proposal 2.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If this Proposal is approved by our shareholders and if our Board of Directors concludes that the Reverse Stock Split is in the best interests of Aastrom and its shareholders on a date within four months after shareholder approval is obtained, our Board of Directors will cause the Reverse Stock Split to be implemented at the whole number ratio between one for five and one for eight as selected by our Board of Directors in its sole discretion. We will file the Certificate of Amendment with the Michigan Department of Labor and Economic Growth, Bureau of Commercial Services at such time as our Board of Directors has determined the appropriate effective time for the Reverse Stock

Split. Our Board of Directors may delay effecting the Reverse Stock Split without resoliciting shareholder approval to any time within four months after the date shareholder approval is obtained (if at all). The Reverse Stock Split will become effective on the date the Certificate of Amendment is filed with the Michigan Department of Labor and Economic Growth, Bureau of Commercial Services (the “Split Effective Date”). Beginning on the Split Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Split Effective Date, shareholders will be notified that the Reverse Stock Split has been effected. We will retain an exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for New Shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment in lieu thereof equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing price of our common stock, as such price is reported on the NASDAQ Capital Market on the last trading day prior to the Split Effective Date. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where Aastrom is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Split Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by Aastrom or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effect on Options, Warrants and Other Securities

All outstanding options, warrants and other securities entitling their holders to purchase shares of our common stock would be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the exchange ratio implemented in the Reverse Stock Split.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. As of the Split Effective Time, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we will restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Discretionary Authority of Board of Directors to Abandon Reverse Stock Split

We reserve the right to abandon the Reverse Stock Split without further action by our shareholders at any time before the effectiveness of the filing with the Michigan Department of Labor and Economic Growth, Bureau of Commercial Services of the Certificate of Amendment to our Articles, even if the Reverse Stock Split has been authorized by our shareholders at the Special Meeting of Shareholders. By voting in favor of the Reverse Stock Split, you are expressly also authorizing our Board of Directors to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Potential Anti-Takeover Effect

Although in theory the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of Aastrom with another company), this Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us. Other than this Proposal, our Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to have a potential anti-takeover effect on Aastrom.

No Dissenter’s Rights

Under applicable Michigan law, our shareholders are not entitled to dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide shareholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which such shareholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the shareholder’s aggregate tax basis in the Old Shares exchanged therefor. In general, shareholders who receive cash upon redemption of their fractional share interests in the New Shares as a result of the Reverse Stock Split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should be minimal in view of the low value of the fractional interest. The shareholder’s holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the Reverse Stock Split.

Our view regarding the tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each shareholder should consult with such shareholder’s own tax advisor with respect to all of the potential tax consequences to such shareholder of the Reverse Stock Split.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of all outstanding shares of common stock to approve the Reverse Stock Split, at the Annual Meeting of Shareholders at which a quorum representing a majority of all outstanding shares of common stock of Aastrom is present, either in person or by proxy, is required for approval of this Proposal. If you abstain from voting on this proposal to approve the Reverse Stock Split, it will have the same effect as a vote “AGAINST” the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” this Proposal.

The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the grant of discretionary authority to Aastrom’s Board of Directors to amend the Aastrom’s Articles to effect a Reverse Stock Split of Aastrom’s issued and outstanding common stock at any time within four months after the date shareholder approval is obtained regarding the Reverse Stock Split, at any whole number ratio between one for five and one for eight, with the exact exchange ratio and timing of the Reverse Stock Split (if at all) to be determined at the discretion of the Board of Directors.

PROPOSAL 4

PROPOSAL TO APPROVE THE 2009 OMNIBUS INCENTIVE PLAN

The Board of Directors approved the Aastrom Biosciences, Inc., 2009 Omnibus Incentive Plan (the “2009 OIP”) at its October 5, 2009 meeting, subject to approval by our shareholders at the 2009 Annual Meeting. The Board of Directors believes that, if effected, the 2009 OIP will be a significant contributor to our long-term financial success, by assisting us in attracting and retaining individuals who are expected to contribute to our success by serving as employees, directors, consultants and advisors and to assist us in achieving long-term objectives that we believe will benefit our shareholders.

Upon approval of the 2009 OIP by shareholders at the 2009 Annual Meeting, no further awards may be made under our 1992 Stock Option Plan, 2001 Stock Option Plan, Amended and Restated 2004 Equity Incentive Plan, and any options granted to an employee, consultant or member of the Board of Directors which were outstanding on June 30, 2009 and which were not granted pursuant to a plan (collectively, the “Prior Plans”).

The following summary describes the principal features of the 2009 OIP and is qualified in its entirety by reference to the full text of the 2009 OIP. A copy of the 2009 OIP is filed as APPENDIX II to this proxy statement.

Summary of the 2009 Omnibus Incentive Plan

Purpose.  The purpose of the 2009 OIP is to assist us in attracting and retaining individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives that will inure to the benefit of all of our shareholders through the additional incentives inherent in the awards under the 2009 OIP.

Shares Available for Grant.  There will be 26 million shares of our common stock available for grant under the 2009 OIP, subject to adjustment for changes in our capitalization, including mergers, stock splits and spin-offs, including a proportional reduction in connection with the Reverse Stock Split, if effected, proposed in Proposal 3. Stock options and stock appreciation rights granted under the 2009 OIP or granted under the Prior Plans after June 30, 2009 reduce the available number of shares by 1 share for every share granted. Awards other than stock options and stock appreciation rights granted under the 2009 OIP or granted under the Prior Plans after June 30, 2009 reduce the available number of shares by 1.25 shares for every share granted. In addition, shares subject to an award under the 2009 OIP or subject to an award under the Prior Plans that, after June 30, 2009, are forfeited, expire or are settled for cash will increase the number of shares available under the 2009 OIP by 1 share for each share subject to a stock option or stock appreciation right and by 1.25 shares for each share subject to awards other than stock options or stock appreciation rights. The following shares will not again become available for grants under the 2009 OIP: shares tendered or withheld in payment of the purchase price of an option, or to satisfy any tax withholding obligation with respect to an award, shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof and shares reacquired on the open market or otherwise using cash proceeds from the exercise of options or options granted under the Prior Plans. Shares issued under awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we or any subsidiary combines, will not reduce the shares authorized for issuance under the 2009 OIP. Shares issued under the 2009 OIP may consist of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

Eligibility.  Options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards may be granted under the 2009 OIP. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Awards may be granted under the 2009 OIP to any employee, non-employee member of the Board of Directors, consultant or advisor who provides us service, except for incentive stock options which may be granted only to our employees or employees of our subsidiaries.

The aggregate maximum number of shares of common stock that may be issued under the 2009 OIP pursuant to the exercise of incentive stock options is 26 million shares, subject to adjustment for changes in our capitalization, including mergers, stock splits and spin-offs.

Awards to be Granted to Certain Individuals and Groups.  The Compensation Committee, in its discretion, determines the individual or individuals to whom awards under the 2009 OIP may be granted, determines the type or types of awards to be granted, the time or times at which such awards shall be granted, and the number of shares subject to each such grant (or the dollar value of certain performance awards). For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future. However, the Compensation Committee does intend to issue shares under the 2009 OIP, if approved, to Mr. Mayleben in connection with his appointment as President, Chief Executive Officer and Chief Financial Officer.

Limits on Grants to Participants.  The 2009 OIP provides that no participant may be granted in any 12-month period options or stock appreciation rights to with respect to more than 2.5 million shares of common stock. It further provides that no participant may be granted in any 12-month period restricted stock awards, performance awards and restricted stock unit awards that are denominated in shares and are intended to be “performance-based compensation” under Code Section 162(m) with respect to more than 2 million shares of common stock. Notwithstanding the foregoing, in a participant’s initial year as an employee of the Company or an Affiliate, (including a participant who was previously a non-employee Director and then becomes an employee, but not including a participant who was an employee of the Company or Affiliate and transfers to another such employer), may by granted an additional grant in such initial year not to exceed options or stock appreciation rights to with respect to more than 5 million shares of common stock, and restricted stock awards, performance awards and restricted stock unit awards that are denominated in shares and are intended to be “performance-based compensation” under Code Section 162(m) with respect to more than 4 million shares of common stock. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be granted to any participant for each 12 months in a performance period with respect to performance-based awards that are intended to be performance-based compensation under Code Section 162(m) and are denominated in cash is $2 million. The dollar value of a cancelled award will continue to count against the $2 million limit.

Administration.  The Plan will be administered by the Compensation Committee of the Board of Directors, which shall consist of at least two directors who must qualify as “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934, “outside directors” under Section 162(m) of the Code and “independent directors” for purposes of the rules of the NASDAQ Stock Market to the extent required by such rules. The Compensation Committee has the authority to determine the participants who will receive awards under the 2009 OIP, to determine the type and terms of the awards, and to interpret and administer the 2009 OIP. The Compensation Committee may delegate the right to make grants and otherwise take action on the Compensation Committee’s behalf under the 2009 OIP to a committee of one or more directors and, to the extent permitted by law, to an executive officer or a committee of executive officers the right to grant awards to employees who are not our directors or executive officers. In determining the amount, type or recipient of awards, the Compensation Committee may consult with management. In addition, to the extent not prohibited by applicable law or regulatory authority, (i) any grant by the Compensation Committee may be subject to approval or ratification by the full Board of Directors and (ii) the full Board of Directors may take any action under the Plan that the Compensation Committee is authorized to take.

Terms and Conditions of Options.  Options granted under the 2009 OIP may be incentive stock options, nonstatutory stock options, or a combination thereof, and are subject to the following terms and conditions:

Exercise Price.  The exercise price of options granted under the 2009 OIP is determined by the Compensation Committee at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the common stock on the date such option is granted, except in the case of substitute awards granted in connection with an acquisition; provided, however, that in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock, the option price per share will be no less than 110% of the fair market value of one share of our common stock on the date of grant. The fair market value of the common stock is determined with reference to the closing price for the common stock on the NASDAQ Stock Market on the date the option is granted (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported). As of

September 30, 2009, the closing price of our common stock as reported on the NASDAQ Stock Market was $0.43 per share. In the event that our shares of common stock are no longer listed on Nasdaq, or another U.S. national securities exchange, the fair market value of shares shall be determined by the Compensation Committee in its sole discretion using appropriate criteria and in accordance with applicable law.

Exercise of Option.  The Compensation Committee determines when options become exercisable. The 2009 OIP permits payment to be made by cash, check, other shares of our common stock, any other form of consideration approved by the Compensation Committee (including “cashless exercises” effected through a broker and withholding of shares of common stock that would otherwise be issued on exercise of options) and permitted by applicable law, or any combination thereof.

Term of Option.  Options granted under the 2009 OIP expire no later than 10 years from the date of grant, provided, however, that the term of the option will not exceed five years from the date the option is granted in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock.

Stock Appreciation Rights.  The Compensation Committee is authorized to grant stock appreciation rights in tandem with an option or other award granted under the 2009 OIP, and to grant stock appreciation rights separately. The grant price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date such stock appreciation right is granted, except in the case of substitute awards granted in connection with an acquisition. The Compensation Committee determines when stock appreciation rights become exercisable. The term of a stock appreciation right may be no more than 10 years from the date of grant.

Upon the exercise of a stock appreciation right, the participant will have the right to receive the excess of the fair market value of the shares or, at the discretion of the Compensation Committee, such lesser amount, on the date of exercise over the grant price. Payment may be made in cash, shares of our common stock or other property, or any combination of the same, as the Compensation Committee may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

Restricted Stock Awards.  Restricted stock awards may be issued to participants either alone or in addition to other awards granted under the 2009 OIP, and are also available as a form of payment of performance awards granted under the 2009 OIP and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock awards, including the number of shares granted (subject to the limit on shares subject to awards set forth above), and any conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component.

Restricted Stock Unit Awards.  Awards of restricted units having a value equal to an identical number of shares may be granted either alone or in addition to other awards granted under the 2009 OIP, and are also available as a form of payment of other awards granted under the 2009 OIP and other earned cash-based incentive compensation. Restricted stock units may be paid in cash, shares of common stock or other property, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee determines the other terms and conditions of restricted stock units.

Performance Awards.  Performance awards provide participants with the opportunity to receive cash, shares of common stock or other property, or any combination thereof, based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Compensation Committee. The Compensation Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

Code Section 162(m) Performance Awards.  The 2009 OIP is designed to permit us to issue awards that qualify as performance-based under Section 162(m) of the Code, by making performance goals meeting the requirements of Section 162(m) applicable to a participant with respect to an award. At the Compensation

Committee’s discretion, performance goals shall be based on the attainment of specified levels of one or any combination of the following:

  •   net sales;

•   revenue;

•   revenue or product revenue growth;

•   operating income or loss (before or after taxes);

•   pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus);

•   net earnings or loss;

•   earnings or loss per share;

•   net income or loss (before or after taxes);

•   return on equity;

•   total shareholder return;

•   return on assets or net assets;

•   attainment of strategic and operational initiatives;

•   appreciation in and/or maintenance of the price of our stock;

•   market share;

•   gross profits;

•   earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization);

•   economic value-added models (or equivalent metrics);

•   comparisons with various stock market indices;

•   reductions in costs;

•   cash flow or cash flow per share (before or after dividends);

•   return on capital (including return on total capital or return on invested capital);

•   cash flow return on investment;
• improvement in or attainment of expense levels or working capital levels;

•   operating margin;

•   gross margin;

•   year-end cash;

•   cash margin;

•   debt reduction; shareholder’s equity;

•   market share;

•   achievement of drug development milestones;

•   regulatory achievements including approval of a compound;

•   progress of internal research or clinical programs;

•   progress of partnered programs;

•   implementation or completion of projects and processes;

•   partner satisfaction;

•   budget management;

•   clinical achievements;

•   completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally);

•   timely completion of clinical trials;

•   submission of INDs and NDAs and other regulatory achievements;

•   partner or collaborator achievements;

•   internal controls, including those related to the Sarbanes-Oxley Act of 2002;

•   research progress, including the development of programs;

•   financing;

• investor relation, analysts and communication;	• manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities);

•   strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property;

•   establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors);

•   supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of our products);

•   co-development, co-marketing, profit sharing, joint venture or other similar arrangements);

•   financing and other capital raising transactions (including sales of our equity or debt securities);

•   factoring transactions;

•   sales or licenses of our assets, including intellectual property (whether in a particular jurisdiction or territory or globally or through partnering transactions);

•   implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures;

•   factoring transactions;

• and recruiting and maintaining personnel.

Such performance goals also may be based solely by reference to our performance or of the performance of one or more of our affiliates, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. At the time a performance award is granted, the Compensation Committee may also exclude charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Dividends; Dividend Equivalents.  Awards other than options and stock appreciation rights may, if so determined by the Compensation Committee, provide that the participant will be entitled to receive cash, or stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends declared with respect to shares of common stock covered by an award. Dividends and dividend equivalents on awards with performance-based vesting will be subject to the same vesting conditions as those applicable to the shares subject to the award and will be accumulated and paid at the time such shares become vested. The Compensation Committee may provide that such amounts shall be deemed to have been reinvested in additional shares of common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award.

Termination of Service.  The Compensation Committee will determine and set forth in each award agreement whether an award will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a participant terminates employment or service with us, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. In the case of incentive stock options, the period of exercisability cannot exceed 90 days, other than in the event of death or disability, in which case it can be 12 months.

No Repricing.  The 2009 OIP prohibits option and stock appreciation right repricings (other than to reflect mergers, stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below) unless shareholder approval is obtained. For purposes of the 2009 OIP, a “repricing” means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award (except for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the 2009 OIP if the exercise price of the cancelled option or grant price of the cancelled stock appreciation right is greater than the fair market value of the common stock, or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the NASDAQ Stock Market rules.

Nontransferability of Awards.  An award granted under the 2009 OIP is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. The Compensation Committee may, however, provide in an award agreement that a participant may transfer an award to a family member (whether by gift or a domestic relations order) under such terms and conditions determined by the Compensation Committee.

Adjustments upon Changes in Capitalization.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments shall be made, in the discretion of the Compensation Committee, in the number and class of shares of stock subject to the 2009 OIP, the number and class of shares of awards outstanding under the 2009 OIP, the limits on the number of awards that any person may receive, the exercise price of any outstanding option or stock appreciation right, and, if applicable the performance requirements for performance awards. In the event that shareholders approve Proposal 3 authorizing the Board to elect to effect the Reverse Stock Split and the Board does so elect, any awards then outstanding would be appropriately adjusted.

Change in Control.  The Compensation Committee may in its discretion determine that upon our “Change in Control” (as that term is defined in the 2009 OIP or otherwise defined in the agreement evidencing an award) (i) options and stock appreciation rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the fair market value of one share of our common stock as of the Change in Control date is less than the per share option exercise price or stock appreciation right grant price and (ii) performance awards will be considered to be earned in full or partially based on the portion of the performance period completed as of the Change in Control date.

Unless otherwise provided in an award agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award or restricted stock unit award (or in which we are the ultimate parent corporation and continue the award), if a participant’s employment with such successor company (or us) or a subsidiary thereof within the period following such Change in Control set forth in the award agreement (or prior if applicable) under the circumstances set forth in the award agreement, each award held by such participant at the time of such termination of employment will be fully vested, and options and stock appreciation rights may be exercised during the period following such termination set forth in the award agreement. If the successor company does not assume or substitute for such outstanding awards held by participants at the time of the Change in Control, then unless otherwise provided in the award agreement, the awards will become fully vested immediately prior to the Change in Control and will terminate immediately after the Change in Control.

The Compensation Committee, in its discretion, may also determine that, upon the occurrence of a Change in Control, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of common stock subject to such option or stock appreciation right, an amount equal to the excess, if any, of the fair market value of such share immediately prior to the occurrence of such Change in Control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the Compensation Committee, in its discretion, will determine.

Effective Date.  The 2009 OIP will be effective upon its approval by shareholders at the 2009 Annual Meeting.

Amendment and Termination.  The Board of Directors may alter, amend, suspend or terminate the 2009 OIP, from time to time as it deems advisable, subject to any requirement of applicable law or the rules and regulations of the NASDAQ Stock Market for shareholder approval. However, the Board of Directors may not amend the Plan without shareholder approval to increase the number of shares available for awards under the 2009 OIP, expand the types of awards available under the 2009 OIP, materially expand the class of persons eligible to participate in the 2009 OIP, permit the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant (except for substitute awards granted in connection with an acquisition), increase the maximum term of options and stock appreciation rights, increase the limits on shares subject to grants to a participant or the dollar value payable under performance awards granted to a participant, cancel an option or stock appreciation right in exchange for cash or take any action with respect to an option that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market. No such action by the Board of Directors may alter or impair any award previously granted under the 2009 OIP without the written consent of the participant. The 2009 OIP will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences.  The following discussion summarizes certain federal income tax considerations of awards under the 2009 OIP. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Incentive Stock Options.  An optionee who is granted an incentive stock option does not realize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the one-year and two-year holding periods, then the optionee will realize ordinary income in an amount generally measured as the excess, if any, of the fair market value of the shares at the exercise date or the net proceeds of sale, whichever is lower, over the exercise price. Any gain or loss realized on such sale of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

Nonstatutory Stock Options.  An optionee does not realize any taxable income at the time a nonstatutory stock option is granted. Upon exercise, the optionee realizes taxable ordinary income measured by the excess of the fair market value of the shares on the exercise date over the exercise price. Upon a disposition of such shares by the optionee, any difference between the amount realized on the sale and the fair market value of the shares on the exercise date is treated as long-term or short-term capital gain or loss, depending on the holding period, which begins at the time of exercise

Stock Appreciation Rights.  No taxable income will be realized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will realize ordinary income in the year of exercise in an amount equal to the sum of the amount of any cash received and the fair market value of any common stock or other property received upon the exercise.

Restricted Stock Awards and Performance Awards

A participant will not realize taxable income on the grant of a restricted stock award or a performance award denominated in shares. The participant will realize ordinary income at the time the shares subject to the award become vested in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. A participant may, however, elect under Section 83(b) of the Code to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

Upon disposition of shares acquired from stock awards, the participant will realize a capital gain or loss equal to the difference between the net proceeds of sale and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Restricted Stock Units

A participant will not realize taxable income on the grant of a restricted stock unit award. The participant will realize ordinary income at the time the shares subject to the award are delivered in an amount equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares.

Upon disposition of shares acquired from the restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the net proceeds of sale and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction.  We generally will be entitled to a tax deduction in connection with an award under the 2009 OIP (subject to the requirement of Section 162(m) of the Code) in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Chief Executive Officer and to each of the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards.

Compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a compensation committee comprised solely of “outside directors” and the plan contains a per employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise or grant price of the award is no less than the fair market value of the stock on the date of grant. The 2009 OIP has been designed to qualify as performance-based for purposes of satisfying the conditions under Section 162(m) with respect to stock options and stock appreciation rights.

Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards will qualify as performance-based compensation, provided that: (i) the compensation is approved by a compensation committee comprised solely of “outside directors,” (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied, and (iv) prior to the payment of the compensation, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

The 2009 OIP has been designed to permit the Compensation Committee to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a full federal income tax deduction in connection with such awards.

Restricted Stock Units, deferred cash awards and other types of deferred awards may be subject to Section 409A of the Code regarding non-qualified deferred compensation plans. The Company intends to use reasonable efforts to design these awards in a manner that avoids Section 409A or that is compliant with Section 409A.

The described tax consequences are based on current laws, regulations and interpretations, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

Equity Compensation Plan Information

The following table sets forth aggregated information about the Company’s compensation plans under which equity securities of the Company are authorized for issuance or are outstanding as of June 30, 2009:

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon		Under Equity
	Exercise of	Weighted-Average	Compensation Plans
	Outstanding	Exercise Price of	(Excluding Securities
	Options, Warrants	Outstanding Options,	Reflected in Column
	and Rights	Warrants and Rights	(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	10,271,210	$0.94	3,737,763
Equity compensation plans not approved by security holders	1,633,333	$1.38	—
Total	11,904,543	$1.01	3,737,763

The number of securities remaining available for future issuance in column (c) above will no longer be available for future grants if the 2009 OIP is approved by shareholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the proposal to approve the 2009 Omnibus Incentive Plan, at the Annual Meeting of Shareholders at which a quorum representing a majority of all outstanding shares of common stock of Aastrom is present, either in person or by proxy, is required for approval of this Proposal. If you abstain from voting on this proposal, it will not have an effect on the approval of the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” this proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of the 2009 Omnibus Incentive Plan.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of Aastrom for the fiscal year ending June 30, 2010. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1997. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended June 30, 2009 by PricewaterhouseCoopers LLP, the Company’s independent auditor for that period, is compatible with maintaining the auditor’s independence. The following table sets forth the aggregate fees accrued to the Company for the fiscal years ended June 30, 2009 and June 30, 2008 by PricewaterhouseCoopers LLP:

	June 30,		June 30,
	2009		2008

Audit Fees	$286,880	(1)	$303,796	(3)
Audit Related Fees	51,600	(2)	25,000	(4)

Total	$338,480		$328,796

(1)	The Audit Fees for the year ended June 30, 2009 were for professional services rendered for the audits and reviews of the consolidated financial statements of the Company, professional services rendered for issuance of consents and assistance with review of documents filed with the SEC.

(2)	The Audit Related Fees for the year ended June 30, 2009 were for professional services rendered for additional filings and consents for registration statements and forms in connections with equity offerings filed with the SEC.

(3)	The Audit Fees for the year ended June 30, 2008 were for professional services rendered for the audits and reviews of the consolidated financial statements of the Company, professional services rendered for a federal compliance audit, issuance of consents and assistance with review of documents filed with the SEC.

(4)	The Audit Related Fees for the year ended June 30, 2008 were for professional services rendered for comfort letters issued in connection with offerings filed with the SEC.

The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services provided by PricewaterhouseCoopers LLP for the fiscal year 2009 were pre-approved by the Audit Committee.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the proposal on the ratification of this appointment, at the Annual Meeting of Shareholders at which a quorum representing a majority of all outstanding shares of common stock of Aastrom is present, either in person or by proxy, is required for ratification of this proposal. If you abstain from voting on this Proposal, it has no effect on the voting of the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted “FOR” this proposal.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Aastrom’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2010.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 31, 2009 with respect to the beneficial ownership of Aastrom’s common stock by (i) all persons known by Aastrom to be the beneficial owners of more than 5% of the outstanding common stock of Aastrom; (ii) each director of Aastrom, (iii) each executive officer of Aastrom named in the Summary Compensation Table, and (iv) all executive officers and directors of Aastrom as a group.

	Shares Owned(1)
		Percentage of
Name and Address of Beneficial Owner(2)	Number of Shares	Class(3)

George W. Dunbar(4)	1,838,950	1.1%
Timothy M. Mayleben(5)	363,900	*
Alan L. Rubino(6)	213,900	*
Nelson M. Sims(7)	407,500	*
Stephen G. Sudovar(8)	288,900	*
Robert L. Zerbe(9)	190,600	*
All officers and directors as a group (6 persons)(10)	3,303,750	1.9%

*	Represents less than 1% of the outstanding shares of Aastrom’s common stock.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The number of shares owned and percentage ownership amounts include shares of restricted stock granted under Aastrom’s 2004 Equity Incentive Plan.

(2)	The address for each beneficial owner is 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, MI 48105.

(3)	Calculated on the basis of 168,328,152 shares of common stock outstanding as of August 31, 2009 except the shares of common stock underlying options exercisable within 60 days of August 31, 2009 are deemed to be outstanding for purposes of calculating ownership of securities of the holders of such options.

(4)	Includes 1,808,950 shares issuable upon exercise of options held by Mr. Dunbar that are exercisable within the 60-day period following August 31, 2009.

(5)	Includes 357,000 shares issuable upon exercise of options held by Mr. Mayleben that are exercisable within the 60-day period following August 31, 2009.

(6)	Includes 207,000 shares issuable upon exercise of options held by Mr. Rubino that are exercisable within the 60-day period following August 31, 2009.

(7)	Includes 172,500 shares issuable upon execution of options held by Mr. Sims that are exercisable within the 60-day period following August 31, 2009.

(8)	Includes 262,000 shares issuable upon exercise of options held by Mr. Sudovar that are exercisable within the 60-day period following August 31, 2009.

(9)	Includes 183,400 shares issuable upon execution of options held by Dr. Zerbe are exercisable within the 60-day period following August 31, 2009.

(10)	Includes 2,990,850 shares issuable upon exercise of options that are exercisable within the 60-day period following August 31, 2009.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table summarizes all compensation awarded to, earned by or paid to the Company’s chief executive officer and chief financial officer (collectively, the “named executive officer”) during fiscal year 2009. A narrative description of the material factors necessary to understand the information in the table is provided below.

2009 SUMMARY COMPENSATION TABLE

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary ($)	Awards ($)	Awards ($)	Compensation ($)	Compensation ($)	Total ($)

George W. Dunbar,	2009	$375,000	$—	$385,092	$—	$25,289	$785,381
President, CEO and CFO	2008	$375,000	$—	$632,398	$42,188	$27,583	$1,077,169

Salary.  The salary column represents the base salary earned by the named executive officer during fiscal years 2009 and 2008.

Stock Awards.  The stock awards column represents the dollar amount of share-based compensation expense recognized in fiscal year 2009 for restricted stock awards granted to each of the named executive officers and share-based compensation recognized in fiscal years 2009 and 2008 relating to the equity-based portions of our Stock Plan. This compensation was recognized for financial statement reporting purposes in accordance with SFAS No. 123(R) (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Note 3 to our consolidated financial statements in our annual report on Form 10-K for fiscal year 2009 accompanying this proxy statement.

Option Awards.  The option awards column represents the dollar amount of share-based compensation expense recognized in each of fiscal year 2009 and 2008 for stock option awards granted to each of the named executive officers for financial statement reporting purposes in accordance with SFAS No. 123(R) (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Note 3 to our consolidated financial statements in our annual report for fiscal year 2009 accompanying this proxy statement.

All Other Compensation.  The all other compensation column includes Aastrom contributions of $11,500 and $14,062 to Mr. Dunbar’s 401(k) Supplemental Retirement Plans in fiscal year 2009 and 2008, respectively.

Mr. Dunbar did not receive perquisites having a value of $10,000 or more in fiscal year 2009 or 2008. All other compensation also includes the portion of medical, dental and vision premiums paid by Aastrom on behalf of Mr. Dunbar. These benefits are offered to all full-time Aastrom employees.

Grants of Plan-Based Awards

The following table summarizes all plan-based award grants to the named executive officer during fiscal year 2009. A narrative description of the material factors necessary to understand the information in the table is provided below.

2009 GRANTS OF PLAN-BASED AWARDS

All Other
								Option		Grant
								Awards:	Exercise	Date Fair
								Number of	or Base	Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Securities	Price of	Stock and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	($)	($)

George W. Dunbar	10/31/2008							500,000	$0.40	$133,550

Estimated Future Payouts Under Non-Equity Incentive Plan Awards.  Amounts in these columns represent future cash payments under the Aastrom Biosciences Amended Employee Compensation Guidelines (“Compensation Guidelines”). The Board of Directors has determined that the non-equity incentive plan bonuses for fiscal year 2009 will not be paid.

Estimated Future Payouts Under Equity Incentive Plan Awards.  Amounts in this column represent grants of performance-based stock options. These performance options have a 10-year life and exercise prices equal to the fair value of our stock at the grant date. Vesting of these performance options is dependent on (i) the passage of time subsequent to the grant date and (ii) meeting certain performance conditions, which relate to our progress in our clinical trial programs, and which were established by the Board of Directors. The Board of Directors will determine if the performance conditions have been met.

All Other Option Awards/Exercise or Base Price of Option Awards.  The exercise or base price of all option awards is the closing market price of Aastrom Biosciences common stock on the date of grant. These were granted with exercise prices equal to the fair value of the Company’s stock at the grant date, vest over four years (other than non-employee director options which vest over one year) and have lives of ten years.

Grant Date Fair Value of Stock and Option Awards.  This column represents the grant date fair value of each equity award granted in fiscal year 2009 computed in accordance with SFAS No. 123(R). For a discussion of the assumptions we use in calculating the amount recognized, see Note 3 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2009 accompanying this proxy statement.

Outstanding Equity Awards at Fiscal Year End

The table below reflects all outstanding equity awards made to each of the named executive officers that are outstanding at the end of fiscal year 2009.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2009

	Option Awards
			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable(1)	Options (#)	Price ($)	Date

George W. Dunbar	—	500,000	—	$.40	10/31/2018
	1,458,333	541,667	—	$1.38	7/17/2016
	—	—	333,333	$1.38	7/17/2016
	131,250	168,750	—	$1.12	9/6/2017
	29,100	48,500	—	$.92	11/30/2017

(1)	These options vest over a period of four years, with 25% vesting on the first anniversary of the date of grant and 6.25% vesting each quarter thereafter.

Option Exercises and Stock Vested

Mr. Dunbar did not have any option exercises or vesting of restricted stock during fiscal year 2009.

Employment Contracts and Termination of Employment and Change of Control Arrangements

Aastrom intends to enter into an employment agreement with Mr. Mayleben for his future service as Chief Executive Officer, President and Chief Financial Officer and to amend Mr. Dunbar’s agreement to reflect the change in his position. The following is a summary of Mr. Dunbar’s existing arrangement.

Under the employment agreement with Mr. Dunbar for his services as Chief Executive Officer, President and Chief Financial Officer, he will be eligible to receive a discretionary cash bonus (as a participant in Aastrom’s existing cash performance bonus program) based upon his performance, as determined by the Board of Directors, for up to 40% of his base salary. He was entitled to reimbursement of “Relocation Costs” (as defined in his agreement), which did not exceed $75,000 without the prior approval of Aastrom. Mr. Dunbar has been granted an initial stock option to purchase 2,500,000 shares (with an exercise price of $1.38, the fair market value on July 17, 2006, which is the date of grant) of which (a) 2,000,000 shares are subject to time vesting (with 25% vesting on the first anniversary and the remaining 75% to vest monthly over the following three years), and (b) 500,000 shares are subject to vesting based upon performance objectives as well as time vesting over four years. Additionally, beginning in September 2007, Mr. Dunbar will receive annual stock option grants (targeted for 400,000 shares per year) subject to both the time vesting and performance vesting. In the event of his termination by the Company without “Cause” or by Mr. Dunbar for “Good Reason” within one year following a “Change of Control” (in each case, as those terms are defined in the Agreement), the vesting of all his stock options will accelerate, with all options becoming fully exercisable. Additionally, if his employment is terminated by the Company without “Cause” after July 14, 2007 or if he terminates his employment for “Good Reason,” one half of Mr. Dunbar’s unvested stock options will become exercisable. If Mr. Dunbar’s employment is terminated without “Cause” or if he terminates his employment for “Good Reason” (in each case, other than in conjunction with a “Change of Control”), he will be entitled to a severance payment equal to one year of his annual base salary at termination. If Mr. Dunbar’s employment is terminated within one year following a “Change in Control,” he will be entitled to: (a) if the termination is by the Company and is without Cause, a severance payment equal to two times his base salary at termination plus one times his targeted annual cash bonus, or (b) if he terminates his employment for Good Reason, a severance payment equal to his annual base salary at termination, plus one-half of his targeted annual cash bonus.

In the event of a transfer of control of Aastrom, as defined in the Company’s stock option plan, Aastrom must cause any successor corporation to assume the outstanding stock options or substitute similar options for outstanding options. In the event that any successor to Aastrom in a merger or consolidation will not assume the options or substitute similar options, then the options become exercisable in full and such options will be terminated if not exercised prior to such merger or consolidation. In general, options granted to executive officers of Aastrom will become fully exercisable if such officer is terminated following a transfer of control. Options granted to non-employee directors under Aastrom’s stock option plans will become fully vested and immediately exercisable upon a transfer of control, as defined in the respective option plans.

Termination Following a Change of Control

The following table sets forth our lump-sum payment obligations under the Employment Agreements upon a termination of the employment of our named executive officers within one year following a change in control and upon the occurrence of certain other conditions. The table assumes termination on June 30, 2009 and payment of such termination obligations within a reasonable time thereafter.

			Equity
Name	Severance	Bonus	Acceleration(2)	Total

George W. Dunbar(1)	$750,000	$150,000	—	$900,000

Termination without Cause or for Good Reason

The following table sets forth our lump-sum payment obligations under the Employment Agreements upon a termination of the employment of our named executive officers without cause or for good reason and upon the occurrence of certain other conditions. The table assumes termination on June 30, 2009 and payment of such termination obligations within a reasonable time thereafter.

			Equity
Name	Severance	Bonus	Acceleration(2)	Total

George W. Dunbar(3)	$375,000	$75,0000	—	$450,000

(1)	If Mr. Dunbar’s employment is terminated within one year following a change in control, he will be entitled to a severance payment equal to two times his base salary, plus his targeted annual cash bonus.

(2)	If Mr. Dunbar’s employment is terminated (with the exception of “cause”), the vesting of all of his stock options will accelerate, with all options becoming fully exercisable. At June 30, 2009, the intrinsic value of all of Mr. Dunbar’s stock options was zero. No other named executive officer has a stock option acceleration provision included in their Employment Agreement. However, all employee stock options granted September 2006 or later have a “double trigger” provision whereby if an employee is terminated within one year of a change in control the vesting of all stock options will accelerate, with all stock options becoming fully exercisable

(3)	If Mr. Dunbar’s employment is terminated without cause or for good reason, he will be entitled to a severance payment equal to his base salary at termination, plus one-half his targeted annual cash bonus.

Compensation of Directors

The Director Compensation table reflects all compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal year 2009.

2009 DIRECTOR COMPENSATION

	Fees Earned			Other
	or Paid	Stock	Option	Compensation
Name	in Cash ($)	Awards ($)	Awards ($)	($)	Total ($)

Timothy M. Mayleben	$44,375	—	$50,658	$25,000	$120,033
Alan L. Rubino	$37,500	—	$14,325	—	$51,825
Nelson M. Sims	$55,000	$46,500	$13,207	—	$114,707
Stephen G. Sudovar	$35,000	—	$20,929	—	$55,929
Susan L. Wyant	$17,500	—	—	—	$17,500
Robert L. Zerbe	$35,000	—	$14,225	—	$49,225

Fees Earned or Paid in Cash.  The Chairman of the Board of Directors received an annual fee of $50,000 paid in equal quarterly increments during fiscal year 2009. Each non-employee director receives an annual fee of $25,000 paid in equal quarterly increments. The chairperson of each standing committee receives an additional annual fee of $7,500 and each non-chair committee member receives an additional annual fee of $5,000, payable quarterly. Following the Annual Meeting of Shareholders, the Company expects to pay an annual fee to the Chairman and $50,000 to the Lead Director, each paid in equal quarterly increments.

Stock and Option Awards.  Each non-employee director who continues to serve beyond an Annual Meeting of Shareholders will receive a stock option to purchase 55,000 shares granted on the date of each Annual Meeting of Shareholders, with an exercise price equal to the fair market value of the common stock on the date of grant, vesting in equal quarterly increments over a period of one year. In addition, the Chairman of the Board of Directors, who continues to serve beyond an Annual Meeting of Shareholders, is granted restricted stock equal to $45,000 on the date of each Annual Meeting. Newly elected directors joining the Board during the period between Annual Meetings of Shareholders will receive a grant for a pro rata amount of the 55,000 shares subject to option (reflecting the period of time until the next Annual Meeting of Shareholders). These equity grants will be made under the terms of the existing equity compensation plans, as previously approved by the shareholders. Amounts in the stock and option awards columns represent the share-based compensation expense recognized in fiscal year 2009 for financial statement reporting purposes in accordance with SFAS No. 123(R) (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Note 3 to our consolidated financial statements in our annual report on Form 10-K for fiscal year 2009 accompanying this proxy statement.

Previously, stock options issued to directors terminated and could no longer be exercised after the first to occur of (a) the expiration date of the option, (b) at any time prior to the expiration of three months after the date on which the service to the Company was terminated or (c) a change in control to the extent provided in the stock option agreement. On October 5, 2009, the Board of Directors determined that, stock options already issued to directors shall terminate and no longer be exercised after the first to occur of (a) the expiration date of the option, (b) at any time prior to the expiration of 24 months after the date on which the service to the Company is terminated or (c) a change in control to the extent provided in the stock option agreement. This revision was made by the Board upon the recommendation of the Compensation Committee after it had consulted with its independent compensation consultant who recommended the change. The independent compensation consultant advised that by lengthening the period the directors could exercise their options, it would neutralize market timing on their service decisions.

In connection with his services as liaison on behalf of the Board with the Company’s officers, with regard to business development, financing and other strategic matters, on December 8, 2008, Mr. Mayleben received an additional, one-time stock option under the Company’s 2004 Equity Incentive Plan covering 150,000 shares of Company common stock, such grant to be in addition to and not in lieu of Mr. Mayleben’s regular annual option grant, such special option to vest on May 1, 2009.

All Other Compensation.  All other compensation includes a $25,000 annual stipend paid to Mr. Mayleben payable quarterly in consideration of his providing on behalf of the Board ongoing special oversight and advice to the Company on strategic and other matters, including financing alternatives, partnership opportunities and other strategic alternatives. All other compensation also includes consulting fees and share-based compensation expense recognized in fiscal year 2009 for financial statement reporting purposes in accordance with SFAS No. 123(R) (disregarding forfeiture assumptions). For a discussion of the assumptions used in calculating the dollar amount recognized, see Note 3 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2009 accompanying this proxy statement.

Option Holdings.  Non-employee directors held the following stock options as of June 30, 2009:

Stock Options

Timothy M. Mayleben	357,000
Alan L. Rubino	207,000
Nelson M. Sims	172,500
Stephen G. Sudovar	262,000
Robert L. Zerbe	183,400

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No member of the Compensation Committee is, or ever has been, an officer or employee of the Company.

Certain Relationships and Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Aastrom’s preference to avoid related party transactions.

Aastrom’s Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and NASDAQ rules. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which Aastrom is a participant and in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of Aastrom;

•	any person who is known to be the beneficial owner of more than 5% of Aastrom’s Common Stock;

•	any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of Aastrom’s common stock;

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to Aastrom’s Code of Business Conduct and Ethics. Under this code, directors, officers and all other employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Aastrom’s Corporate Governance Guidelines require a director to promptly disclose to the Board any potential or actual conflict of interest. Under these Guidelines, the Board will determine an appropriate resolution on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions shall be disclosed in Aastrom’s applicable filings with the Securities and Exchange Commission as required under SEC rules.

There were no such reportable relationships or related party transactions during fiscal year 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Aastrom’s executive officers, directors and persons who beneficially own more than 10% of Aastrom’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by the SEC regulations to furnish Aastrom with copies of all Section 16(a) forms filed by such persons.

Based solely on Aastrom’s review of such forms furnished to it and written representations from certain reporting persons, Aastrom believes its executive officers, directors and more than 10% shareholders have complied with all filing requirements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees Aastrom’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PricewaterhouseCoopers LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles and an opinion on our internal control over financial reporting. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Audit Committee consists of three directors, each of whom, in the judgment of the Board, is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Timothy M. Mayleben and Stephen G. Sudovar were members of the Audit Committee for the entire fiscal year 2009; Alan L. Rubino was a member of the Audit Committee from July 2008 to October 2008 when Nelson M. Sims replaced him on the committee. Robert L. Zerbe joined the Audit Committee in September 2009 when Timothy M. Mayleben resigned from the committee upon his agreement on September 3, 2009 to assume the roles of Chief Executive Officer, President and Chief Financial Officer immediately after the Company’s Annual Meeting of Shareholders.

The Committee has discussed and reviewed with the independent registered public accountants all matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol.1, AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Committee has received written disclosures and a letter from PricewaterhouseCoopers LLP confirming their independence, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accountant’s independence. The Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of the PricewaterhouseCoopers LLP audit, the results of its audits, its evaluations of Aastrom’s internal controls and the overall quality of its financial reporting. The Committee reviewed the performance and fees of PricewaterhouseCoopers LLP prior to recommending their appointment. The Committee reviewed the Company’s financial statements and discussed them with management and with PricewaterhouseCoopers LLP.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that Aastrom’s audited financial statements be included in Aastrom’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

AUDIT COMMITTEE

Timothy M. Mayleben, Chair
Nelson M. Sims
Stephen G. Sudovar

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Under Aastrom’s bylaws, in order for business to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Corporate Secretary of Aastrom. To be timely, such notice must be received at Aastrom’s principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date Aastrom’s proxy statement was released to shareholders in connection with the previous year’s Annual Meeting of Shareholders, except that (i) if no Annual Meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

Proposals of shareholders intended to be presented at the next annual meeting of the shareholders of Aastrom must be received by Aastrom at its offices at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan 48105, no later than June 28, 2010. Such shareholder proposals may also be included in Aastrom’s proxy statement if they also satisfy the conditions established by the Securities and Exchange Commission for such inclusion.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

Julie A. Caudill
Corporate Secretary

October [  ], 2009

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

Aastrom offers shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will save Aastrom the cost of printing and mailing them. Whether you hold shares registered directly in your name, or through a broker or bank, you can enroll for future electronic delivery of proxy statements and annual reports by following these easy steps:

•	Go to our website at www.aastrom.com;

•	Click on Investors;

•	In the Shareholder Services section, click on Shareholder Electronic Delivery; and

•	Follow the prompts to submit your consent for electronic delivery.

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year’s annual report and proxy materials at www.aastrom.com/annuals.cfm.

APPENDIX I
FORM OF CERTIFICATE OF AMENDMENT
TO THE RESTATED ARTICLES OF INCORPORATION

1. The present name of the corporation is:

Aastrom Biosciences, Inc.

2. The identification number assigned by the Bureau is:

529-456

3. The following language is hereby added to the end of Article III of the Restated Articles of Incorporation:

Effective at 5:00 p.m. (EST/EDT), on the date of filing of this Certificate of Amendment with the State of Michigan, every [five] ... [eight] outstanding shares of Common Stock will be combined into and automatically become one share of outstanding Common Stock of the Corporation. The Corporation will not issue fractional shares on account of the foregoing reverse stock split; all shares that are held by a shareholder as of the effective date hereof shall be aggregated and each fractional share resulting from the reverse stock split after giving effect to such aggregation shall be cancelled.

In lieu of any interest in a fractional share to which a shareholder would otherwise be entitled as a result of such reverse stock split, such shareholder will be paid a cash amount for such fractional shares equal to the product obtained by multiplying (a) the fraction to which the shareholder would otherwise be entitled by (b) the per share closing price of the Corporation’s Common Stock on the trading day immediately prior to the effective time of the Reverse Stock Split, as such price is reported on the NASDAQ Capital Market.

4. The number of authorized shares of common stock shall be reduced to [100,000,000]...[31,250,000] by virtue of the Certificate of Amendment.

5. The foregoing amendment to the Restated Articles of Incorporation was duly adopted on the 14th day of December, 2009, at the Annual Meeting of Shareholders, where the necessary votes were cast in favor of the amendment.

Signed this           day of          , 20  .

By:

Name:

Its:

APPENDIX II
AASTROM BIOSCIENCES, INC.
2009 OMNIBUS INCENTIVE PLAN

Aastrom Biosciences, Inc. (the “Company”), a Michigan corporation, hereby establishes and adopts the following 2009 Omnibus Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining certain individuals to serve as directors, employees, consultants and/or advisors of the Company and its Affiliates who are expected to contribute to the Company’s success and achieve long-term objectives that will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1. “Affiliate” shall mean, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act of 1993, as amended. The Board or the Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

2.2. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award granted hereunder, whether in writing or through an electronic medium.

2.4. “Board” shall mean the board of directors of the Company.

2.5. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded) to the extent required by such rules.

2.7. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.8. “Covered Employee” shall mean an employee of the Company or its Affiliates who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.9. “Director” shall mean a non-employee member of the Board.

2.10. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.11. “Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

2.12. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.13. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported), (ii) if the Shares are not then listed on the

NASDAQ Stock Market, the closing price on the principal U.S. national securities exchange on which the Shares are listed (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported); or (iii) if the Shares are not listed on a U.S. national securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria, a reasonable application of a reasonable method in accordance with the regulations under Section 409A of the Code and, with respect to Incentive Stock Options, in accordance with the requirements of Section 422 of the Code. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.14. “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.15. “Limitations” shall have the meaning set forth in Section 10.5.

2.16. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.17. “Participant” shall mean an Employee, Director or Consultant who the Committee determines to receive an Award under the Plan.

2.18. “Payee” shall have the meaning set forth in Section 13.1.

2.19. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.20. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.21. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.22. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.23. “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.24. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.25. “Prior Plans” shall mean, collectively, the Company’s 1992 Stock Option Plan, 2001 Stock Option Plan, Amended and Restated 2004 Equity Incentive Plan, and any options granted to an employee, consultant or member of the Board of Directors which were outstanding on June 30, 2009 and which were not granted pursuant to a plan.

2.26. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.28. “Restricted Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.29. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant upon satisfaction of such vesting restrictions as the Committee in its sole discretion shall impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30. “Shares” shall mean the shares of common stock, no par value, of the Company.

2.31. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.32. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

3.	SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.

(a) Subject to adjustment as provided in Section 12.2, a total of 26.0 million Shares shall be authorized for grant under the Plan, as increased if applicable under this Section, less one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after June 30, 2009 under the Prior Plans and 1.25 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after June 30, 2009 under the Prior Plans. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.25 Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.

(b) If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after June 30, 2009 any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Award or awards granted under the Prior Plans, and (ii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plans that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

(c) Shares issued under Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations authorized for grant to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.

(d) Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as 1.25 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2. Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility.  Any Employee, Director or Consultant shall be eligible to participate, in accordance with the terms of the Plan.

4.2. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:

(i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder;

(iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder;

(iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including the power to amend outstanding Awards);

(v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property;

(vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;

(vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended;

(viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement;

(ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect;

(x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and

(xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Subject to subparagraph (b) below, in determining whether to make an Award, to whom to make an Award, the type of Award or the size of the Award, the Committee may consult with management of the Company.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate to: (i) a committee of one or more members of the Board the authority to take action on behalf of the Committee under the Plan including the right to grant, cancel, suspend or amend Awards and (ii) one or more “executive officers” within the meaning of Rule 16a-1(f) of the Exchange Act or a committee of executive officers the right to grant Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

(d) The Board in its discretion may ratify and approve actions taken by the Committee. In addition, to the extent not inconsistent with applicable law or the rules and regulations of the NASDAQ Stock Market or such other principal U.S. national securities exchange on which the Shares are traded, the Board may take any action under the

Plan that the Committee is authorized to take. In the event the Board takes such action references to the Committee hereunder shall be understood to refer to the Board.

5.	OPTIONS

5.1. Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements.  All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s shareholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or Substitute Awards), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).

5.4. Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.

5.5. Exercise of Options.

(a) Vested Options granted under the Plan may be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may from time to time prescribe.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation), valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or, if applicable, a tandem Stock Appreciation Right) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.6. Form of Settlement.  In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7. Incentive Stock Options.  The Committee may grant Incentive Stock Options to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code; provided, however, that for purposes of this Section “Affiliate shall mean, at the time of determination, any “parent” or “subsidiary of the Company as such terms are defined in Section 424 of the Code and the regulations thereunder. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 26.0 million Shares, subject to adjustment as provided in Section 12.2.

6.	STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment upon the exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code), except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2 and (ii) a term not greater than ten (10) years. In addition to the foregoing, but subject to Section 12.2, the Committee shall not without the approval of the Company’s shareholders (x) lower the grant price per Share of any Stock Appreciation Right after it is granted, (y) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or Substitute Awards), and (z) take any other action with respect to any Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).

(e) In no event may any Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(f) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

7.	RESTRICTED STOCK AWARDS

7.1. Grants.  Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards may also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2. Award Agreements.  The terms of any Restricted Stock Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Stock.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that except as otherwise provided in an Award Agreement any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock. Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award that vests based on achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, Shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

8.	RESTRICTED STOCK UNIT AWARDS

8.1. Grants.  Other Awards of units having a value equal to an identical number of Shares (“Restricted Stock Unit Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Restricted Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

8.2. Award Agreements.  The terms of Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. Restricted Stock Unit Awards shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The terms of such Awards need not be the same with respect to each Participant.

8.3. Payment.  Except as provided in Article 10 or as may be provided in an Award Agreement, Restricted Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Restricted Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1. Grants.  Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2. Award Agreements.  The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Performance Award or an Restricted Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Performance Award or an Restricted Stock Unit Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue or product revenue growth; operating income or loss (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings or loss; earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization); economic value-added models (or equivalent metrics); comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholder’s equity; market share; achievement of drug development milestones; regulatory achievements including approval of a compound; progress of internal research or clinical programs; progress of partnered programs; implementation or completion of projects and processes; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); timely completion of clinical trials; other regulatory achievements; partner or collaborator achievements; internal controls; research progress, including the development of programs; financing; investor relation, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financing and other capital raising transactions (including sales of the Company’s equity or debt securities); factoring transactions; sales or licenses of the Company’s assets, including its intellectual property (whether in a particular jurisdiction or territory or globally or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3. Adjustments.  Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Restricted Stock Unit Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4. Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 12-month period with respect to more than 2,500,000 Shares and (ii) Restricted Stock, Performance Awards and/or Restricted Stock Unit Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares in any 12-month period with respect to more than 2,000,000 Shares; provided, however, that a Participant may be granted, in his or her initial year as an Employee (including a Participant who was previously a Director and then becomes an Employee, but not including a Participant who is an employee of the Company and transfers to an Affiliate or vice versa), an additional grant in such initial year not to exceed (i) Options or Stock Appreciation Rights with respect to more than 5,000,000 Shares and (ii) Restricted Stock, Performance Awards and/or Restricted Stock Unit Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than 4,000,000 Shares (the foregoing limitations in this sentence are referred to collectively as the “Limitations”). In addition to the foregoing, the maximum dollar value that may be granted to any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $2,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation (or, in the case of a Performance Award denominated in cash, to be counted toward the dollar amount in the preceding sentence).

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact on Certain Awards.  The Committee, in its discretion, may determine that in the event of a Change in Control of the Company (as defined in Section 11.3) (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the Option per Share option price or Stock Appreciation Right per Share grant price and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2. Assumption or Substitution of Certain Awards.

(a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within the time period following such Change in Control set forth in the Award Agreement (or prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for the period of time set forth in the Award Agreement, (ii) the restrictions, limitations and other conditions applicable to Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Restricted Stock Unit Awards or any other Awards shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section, an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, to the extent that the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award (or in which the Company is the ultimate parent corporation and continues the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and conditions on Restricted Stock not assumed or substituted for (or continued) shall lapse and the Restricted Stock shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions limitations and conditions applicable to any Restricted Stock Unit Awards or any other Awards not assumed or substituted for (or continued) shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess (if any) of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3. Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Affiliate, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded); provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2); (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend any provision of Section 5.3 or the last sentence of Section 6.2(d); (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d); or (f) increase the Limitations. The Board may not without the approval of the Company’s shareholders cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded), including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent. Furthermore, the Board shall not knowingly take any action that would result in a violation of Section 409A of the Code.

12.2. Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards.  Except as provided below, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to a

“family member” as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4. Termination of Employment or Service.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director or a Consultant), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final. A Participant’s employment or services will not be deemed terminated merely because of a change in the capacity in which the Participant provides services for the Company or an Affiliate as a Consultant, Director or Employee, or because of a change from providing services to the Company to an Affiliate or vice versa or from one Affiliate to another, provided that there is no interruption or termination of the Participant’s service between such changes.

12.5. Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred in accordance with the requirements of Section 409A of the Code. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents distributed in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

13.	MISCELLANEOUS

13.1. Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee,

Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.3. Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4. Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award; Forfeiture of Gain.

(a) Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any Affiliate or after termination of such employment or services, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company. For purposes of this section, the term “competitor” shall mean any business of the same nature as, or in competition with, the business in which the Company or an Affiliate is now engaged, or in which Company or Affiliate becomes engaged during the term of a Participant’s employment, consultancy or service on the Board, or which is involved in science or technology which is similar to the Company’s or an Affiliate’s science or technology, provided, however, that a Participant shall not be deemed to have established a relationship or engaged in a competitive activity due to the ownership of 2% or less of the shares of a public company that would otherwise be a competitor so long as the Participant does not actively participate in the management of such company.

(b) In the event the Participant ceases to be employed by, or provide services to, the Company or an Affiliate on account of a termination for “cause” (as defined below), any Award held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide services to, the Company or the Affiliate unless the Committee notifies the Participant that his or her Award(s) will not terminate. In addition, notwithstanding any other provisions of this Section, if, after an Award is made, or an Option or a Stock Appreciation Right is exercised, after the act or omission of the employee that defines the termination as a termination for Cause, but before the Company determines that termination is for cause, such Award, or exercise, as the case may be, will be void ab initio and reversed by the parties. In the event a Participant’s employment or services is terminated for cause, in addition to the immediate termination of all Awards, the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the option price paid by the Participant for such shares.

(c) For purposes of this Section, “cause” shall mean, unless otherwise provided in an Award Agreement or another agreement between the Participant and the Company or an Affiliate or a plan maintained by the Company or an Affiliate in which the Participant participates, a determination by the Committee that the Participant has (i) materially breached his or her employment or service contract with the Company, (ii) been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, which will materially harm the interests of the Company or the Affiliate (iii) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (iv) breached any written noncompetition or nonsolicitation agreement between the Participant and the Company or an Affiliate in a manner which the Committee determines will cause material harm to the interests of the Company or an Affiliate, or (v) engaged in such other behavior materially detrimental to the interests of the Company, in each case as the Committee determines.

13.6. Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7. Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.8. Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability.  The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12. Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Michigan, without reference to principles of conflict of laws, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees and Consultants.  Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15. Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16. No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17. Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

AASTROM BIOSCIENCES, INC.
Proxy for Annual Meeting of Shareholders
Solicited by the Board of Directors
     The undersigned hereby appoints George W. Dunbar, Jr. and Julie A. Caudill, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Aastrom Biosciences, Inc. (the “Company”) which undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Aastrom Biosciences, Inc. headquarters, Ann Arbor, Michigan on Monday, December 14, 2009 at 4:00 p.m. (EST), and at any adjournment thereof (i) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.
     The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposal 1, proposal 2, proposal 3, proposal 4 and proposal 5.
     A vote FOR the following proposals is recommended by the Board of Directors:
1.	ELECTION OF DIRECTORS

Election of five directors to serve for one-year terms.

Nominees: 01) George W. Dunbar, 02) Timothy M. Mayleben, 03) Alan L. Rubino, 04) Nelson M. Sims and 05) Robert L. Zerbe

☐ For All ☐ Withhold All ☐ For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below

2.	To approve an amendment to our Restated Articles of Incorporation, as amended, to increase the authorized shares of common stock from 250,000,000 to 500,000,000.

☐ For ☐ Against ☐ Abstain

3.	To approve the grant of discretionary authority to Aastrom’s Board of Directors to amend Aastrom’s Restated Articles of Incorporation to effect a reverse stock split of Aastrom’s issued and outstanding common stock at any time within four months after the date shareholder approval is obtained regarding the reverse stock split, at any whole number ratio between one for five and one for eight, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors (the “Reverse Stock Split”). The Reverse Stock Split will not occur unless the Board of Directors determines that it is in the best interests of Aastrom and its shareholders to implement the Reverse Stock Split.

☐ For ☐ Against ☐ Abstain

4.	To consider and approve the 2009 Omnibus Incentive Plan.

☐ For ☐ Against ☐ Abstain

5.	To ratify the appointment of PricewaterhouseCoopers LLP as Aastrom’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2010.

☐ For ☐ Against ☐ Abstain
Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.
Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their title. Please date the Proxy.

Signature (s)	Date:

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. ☐